SECURITIES AND EXCHANGE COMMISSION

		     Washington, D.C.  20549




			    FORM 8-K

			 CURRENT REPORT




	     Pursuant to Section 13 or 15(d) of the
		 Securities Exchange Act of 1934


		Date of Report: October 19, 1995




		PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)






Registrant's telephone number, including area code:(415) 973-700


Item 5.  Other Events

A.      Performance Incentive Plan - Year-to-Date Financial Results

The Performance Incentive Plan (Plan) is an annual incentive compensation plan applicable to all regular, nonbargaining unit employees of the Company and designated subsidiaries. The Plan provides for awards based on (1) the Company's success in meeting overall corporate financial performance objectives, based on combined earnings per share for the Company's utility operations, Diablo Canyon nuclear power plant (Diablo Canyon) operations and the Company's nonregulated operations conducted through PG&E Enterprises (Enterprises), a wholly owned subsidiary; and (2) the performance of the employee's organizational unit in meeting its individual objectives. The corporate and organizational objectives include cost control, quality and reliability of service to customers, financial performance and operational efficiency.

Under the Plan, the Nominating and Compensation Committee of the Board (Committee) makes the final determination of officer awards based upon achievement of the Plan objectives. The Committee has the discretion to modify or eliminate officer awards. The final determination of non-officer awards is made by the chief executive officer, who also has the discretion to modify or eliminate non-officer awards.

The performance measurement target for the 1995 Plan year was disclosed in a Report on Form 8-K dated January 4, 1995, and was based upon the corporate capital and operating budgets prepared for 1995.

The 1995 budgeted earnings per share for the utility were derived from, among other things, (i) budgeted revenues as authorized by the California Public Utilities Commission (CPUC) for 1995 which include the continuation of the Company's economic stimulus rate and electric rate freeze, (ii) the Company's capital budget for 1995 of approximately $1.3 billion for utility operations and (iii) budgeted operating expenses for utility operations that are approximately 9% less than budgeted for 1994. The budgeted operating expenses for utility operations assume Customer Energy Efficiency (CEE) and electric research development and demonstration (RD&D) expenditures that are $150 million less than previously authorized for 1995, consistent with the CPUC decisions issued in December 1994 granting the Company's request for reduced CEE and RD&D expenditures in 1995. The utility budgeted earnings per share assumes contribution to earnings of $.10 per share from Pacific Gas Transmission Company.

The budgeted earnings per share for Diablo Canyon were derived from, among other things, (i) a reduction in the price of power produced by Diablo Canyon from 11.89 cents per kilowatt-hour (Kwh) in 1994 to 11.0 cents per Kwh in 1995, consistent with the agreement to modify the Diablo Canyon rate case settlement, which was approved by the CPUC in May 1995, (ii) an operating capacity factor (excluding refueling outages) of 91%, (iii) an overall annual capacity factor of 85.4% and
(iv) one 45-day refueling outage at Unit 1 during 1995. Budgeted operating expenses for 1995 relating to Diablo Canyon are approximately 20% less than budgeted for 1994. Budgeted capital expenditures for Diablo Canyon are approximately $47 million for 1995, which is 55% less than budgeted for 1994.

The budgeted earnings per share for Enterprises assumes net income of $9 million from U.S. Generating Company and PG&E Properties, which is offset by budgeted net losses of $19 million attributable primarily to DALEN Resources Corp. (DALEN) and two new business areas, international power generation and new products and services in U.S. utility markets. As noted in footnote (4) below, in June 1995 Enterprises completed the sale to a third party of all of the capital stock of DALEN.

All of the budgeted earnings per share amounts assume 430 million shares of common stock outstanding. The budgeted earnings per share amounts assume no significant gain or loss on the sale of assets.

On a quarterly basis, the Company discloses the year-to-date financial performance of the Company relating to the three types of operations: utility, Diablo Canyon and Enterprises. For the nine months ended September 30, 1995, selected financial information is shown below:


	    (in thousands of dollars, except per share amounts)
		   Nine Months Ended September 30, 1995
=================================================================
			     Actual    <F1>          Budget  <F2>
			  (unaudited)

Operating Revenues:
  Utility                 $ 5,720,458            $ 6,151,326
  Diablo Canyon             1,538,986  <F3>        1,456,190
  PG&E Enterprises            140,860                225,200
			  -----------             ----------
Total Consolidated        $ 7,400,304            $ 7,832,716
			  ===========             ==========

Net Income (Loss):
   Utility                $   615,770            $   631,411
   Diablo Canyon              490,424  <F3>          424,440
   PG&E Enterprises             5,606  <F4>           (7,193)
			  -----------             ----------
Total Consolidated        $ 1,111,800             $1,048,658
			  ===========             ==========

Earnings (Loss) Per
Common Share:
  Utility                 $      1.36            $      1.39
  Diablo Canyon                  1.13  <F3>             0.96
  PG&E Enterprises               0.01  <F4>            (0.02)
			  -----------             ----------
Total Consolidated        $      2.50            $      2.33
			  ===========             ===========

<F1>
(1) In the opinion of management, the unaudited "actual" financial information presented above reflects all adjustments to date which are necessary to present a fair statement of operating revenues, net income and earnings per common share for the interim period. All material adjustments are of a normal recurring nature, except as noted below. This information should be read in conjunction with the 1994 Consolidated Financial Statements and Notes to Consolidated Financial Statements incorporated by reference in the Company's Annual Report on Form 10-K, and the Consolidated Financial Statements and Notes to Consolidated Financial Statements in the Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and March 31, 1995.

<F2>
(2) The budgeted corporate earnings per share is a performance target and is not a forecast of actual performance that will be realized by the Company. The budgeted amount does not reflect the resolution of various regulatory uncertainties or other contingencies, including those disclosed in the Notes to the Company's Consolidated Financial Statements, which could affect the Company's performance during the year. Actual performance during the year may differ materially from the budgeted amount.

<F3>
(3) Diablo Canyon operated at an overall capacity factor of 96.2% compared to a budgeted overall capacity factor of 90.8% for the nine months ended September 30, 1995.

<F4>
(4) In June 1995, Enterprises completed the sale of DALEN, resulting in a gain of $.03 per share in the nine-month period ended
September 30, 1995.

B.      Holding Company Formation

On October 18, 1995, the Board of Directors of Pacific Gas and Electric Company (PG&E) authorized management to seek appropriate regulatory approvals for the formation of a holding company structure. Under such structure the holders of common stock of PG&E would become the holders of common stock of a new holding company which, in turn, would own all the common stock of PG&E. The debt and preferred stock of PG&E would remain outstanding at the PG&E level and would not become obligations or securities of the holding company.

This transaction would not result in any change in PG&E's ownership of California utility operations, which currently represent substantially all of the assets, revenues and earnings of the PG&E consolidated group. It is intended that PG&E's ownership interests in Pacific Gas Transmission Company (PGT) and PG&E Enterprises, two of PG&E's wholly owned subsidiaries, would be transferred to the holding company and released from the lien of PG&E's First and Refunding Mortgage. PGT is a gas pipeline company with operations in the Pacific Northwest and PG&E Enterprises is an entity with interests in various unregulated activities, including independent power development and production. Together, those subsidiaries represent approximately 10 percent of PG&E's consolidated assets and 5 percent of PG&E's consolidated revenues and earnings at year end 1994.

PG&E believes that the formation of a holding company will help the Company to respond more effectively and efficiently to competitive changes taking place in the utility industry and to new business opportunities that may arise from those changes. In this respect it is believed that this structure will provide greater financing flexibility and will enhance the financial separation of regulated and unregulated businesses.

PG&E will be seeking approval of the transaction from the California Public Utilities Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. PG&E's shareholders will be asked to approve the transaction at PG&E's next annual meeting in April 1996. PG&E does not expect to complete the process of forming a holding company structure before mid-1996.



			   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


			      PACIFIC GAS AND ELECTRIC COMPANY


				 GORDON R. SMITH
			      By ________________________________
				 GORDON R. SMITH
				 Senior Vice President and
				 Chief Financial Officer



Dated:  October 19, 1995